                                                                  Exhibit (d)(2)

                              VIRATA CORPORATION
                           1999 STOCK INCENTIVE PLAN

                      FORM OF NEW STOCK OPTION AGREEMENT
                            FOR NON U.K. EMPLOYEES


     This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant (indicated on the signature page hereto) among Virata Corporation, a Delaware corporation (the "Company"), and the person named on the signature page hereto as Employee.

     WHEREAS, Employee is an employee of the Company and/or one or more of its direct or indirect subsidiaries; and

     WHEREAS, pursuant to the Company's 1999 Stock Incentive Plan (as amended from time to time, the "Plan"), the Company has approved the grant to Employee of an option to purchase shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company or any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1.  Grant of Option; Certain Terms and Conditions.
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         (a) Grant:  The Company hereby grants to Employee, and Employee hereby
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accepts, as of the Date of Grant, an option (the "Option") to purchase the number of shares of Common Stock indicated on the signature page hereto (the "Option Shares") at the Exercise Price per share indicated on the signature page hereto, which Option shall expire at 5:00 o'clock p.m., California time, on the Expiration Date indicated below (unless terminated earlier pursuant to Section 2 hereof) and shall be subject to all of the terms and conditions set forth in this Agreement and the Plan. The Option shall become exercisable to purchase upon vesting, and shall vest with respect to that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the vesting rate indicated below.

         (b) Expiration Date:  Subject to earlier termination as provided by
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Section 2 hereof, the Option shall lapse and expire on the seventh anniversary of the Date of Grant (the "Expiration Date"). The Period from Date of Grant to the Expiration Date is referred to as the "Term."

         (c) Vesting Rate:  Subject to Section 2 hereof, 25% of the Option
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Shares shall vest on the Date of Grant and the remaining option shares shall vest in equal monthly portions thereafter for thirty months until 100% vested.

         (d) Incentive Stock Option:  Unless otherwise indicated on the
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signature page hereto, the Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

     2.  Termination of Employment.
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         (a) Termination for Any Reason.  If Employee ceases to be an employee
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of the Company or any of its subsidiaries (a "Termination of Employment") for any reason whatsoever, including for cause as defined in the Plan, other than death or Permanent Disability, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the date that is ninety (90) days after the date of such Termination of Employment.

         (b) Death or Permanent Disability.  If Employee's Employment is
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terminated by reason of the death or Permanent Disability (as hereinafter defined) of Employee, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the date that is one hundred and eighty (180) days after the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished in writing to the Board by two (2) independent physicians mutually acceptable to the Company and Employee.

     3.  Adjustments.  Subject to the terms of the Plan, in the event that the
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outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction provide otherwise, the Compensation Committee of the Board of Directors of the Company administering the Plan (the "Committee") shall make appropriate and proportionate adjustments in the number, exercise price and type of shares or other securities or cash or other property, as applicable, that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without
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changing the aggregate Exercise Price of the then unexercised portion of the Option.

     4.  Exercise of Option.  The Option shall be exercisable during Employee's
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lifetime only by Employee or by his or her guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or applicable intestate law. The Option may be exercised in whole or in part only by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company. Not withstanding the foregoing, other than an exercise of the Option which results in the purchase of all remaining Option Shares then subject to the Option, any exercise of the Option must be with respect to at least the lesser of (i) 12,500 Option Shares and

(ii) 12.5% of the total number of Option Shares originally subject to the Option; provided that in no event shall the Option be exercised on more than ten
(10) occasions during the Term and, notwithstanding anything to the contrary contained herein, in no event shall the Option be exercisable after the earlier of (A) the Expiration Date and (b) the applicable termination date set forth in
Section 2 above.

     5.  Payment of Withholding Taxes.  If the Company becomes obligated to
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withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any foreign or U.S. federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Employee shall, as a condition to exercising the option, pay such amount to the Company in cash or by check payable to the Company.

     6.  Notices.  All notices and other communications required or permitted to
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be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five (5) days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 2933 Bunker Hill Lane, Suite 201, Santa Clara, California 95054, telephone number: (408) 566-1000, or to Employee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

     7.  Stock Exchange Requirements; Applicable Laws.  Notwithstanding anything
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to the contrary in this Agreement, no securities purchased upon exercise of the Option, and no certificate representing all or any part of such securities, shall be issued or delivered if (a) such securities have not been admitted to listing upon official notice of issuance on each stock exchange upon which securities of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any foreign, U.S. federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

     8.  Nontransferability.  Neither the Option nor any interest therein may be
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Transferred in any manner, including any sale, exchange, assignment, transfer, pledge, mortgage, hypothecation, gift, grant, encumbrance or other disposition of any kind, whether voluntary, involuntary or by operation of law and whether direct or indirect, other than by will or the laws of descent and distribution.

     9.  Plan.  The Option is granted pursuant to the Plan, as in effect on the
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Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such
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amendment shall deprive Employee, without his or her consent, of the Option or of any of Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Employee or any other person or entity then entitled to exercise the Option.

     10.  Stockholder Rights.  No person or entity shall be entitled to vote,
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receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement and the certificate of such shares shall have been issued.

     11.  Employment Rights.  No provision of this Agreement or of the Option
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granted hereunder shall (a) confer upon Employee any right to continue in the employ of the Company or any of its direct or indirect subsidiaries, (b) affect the right of the Company and any of its direct or indirect subsidiaries to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its direct or indirect subsidiaries other than the Plan. Employee hereby acknowledges and agrees that the Company and each of its direct and indirect subsidiaries may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company or such direct or indirect subsidiary are parties to a written employment agreement that expressly provides otherwise.

     12.  Governing Law.  This Agreement and the Option granted hereunder shall
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be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.

     13.  Financial Information.  The Company shall provide summary financial
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statements to Employee on an annual basis.

     IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the Date of Grant.

                         VIRATA CORPORATION

                         By:________________________________
                            Name:___________________________
                            Title:__________________________

                         EMPLOYEE

                         ___________________________________
                         Signature

                         (Employee Name)
                         ___________________________________
                         Name

                         ___________________________________
                         Street Address

                         ___________________________________
                         City, State and Zip Code

                         ___________________________________
                         Telephone

                         ___________________________________
                         Facsimile

                         ___________________________________
                         Social Security Number

                         Date of Grant:     (Date of Grant)
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                         Number of shares purchasable:     (Number of Options)
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                         Exercise Price per share:     (Exercise Price)
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                         [Incentive Stock Option:    Notwithstanding Section
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                         1(d) of the Agreement, the Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.]